UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2018

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer
On March 1, 2018, Par Pacific Holdings, Inc. (the “Company”) appointed Ivan Guerra to serve as the Company’s Chief Accounting Officer. Mr. Guerra also serves as the Company’s Controller, a position that he has held since joining the Company on January 23, 2017.
Prior to joining the Company, Mr. Guerra, age 36, was employed by Ascend Performance Materials LLC as Assistant Controller since 2013. Prior to joining Ascend Performance Materials LLC in 2012, Mr. Guerra was an Audit Senior Manager at KPMG, LLP. Mr. Guerra is a Certified Public Accountant licensed in Texas.
Mr. Guerra is entitled to receive an annual base salary of $240,000 paid in accordance with the Company’s payroll practices. Mr. Guerra is also eligible to receive an annual performance bonus, depending upon his performance and the Company’s profitability. Mr. Guerra’s target bonus is 30% of his annual base salary. Mr. Guerra is also eligible to participate in an annual stock based incentive plan under which Mr. Guerra may be awarded restricted stock at the end of each year, subject to certain performance goals.
Mr. Guerra is also eligible to participate in any benefit plans that may be offered from time to time by the Company to its employees generally and in the Company’s 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: March 6, 2018	/s/ James Matthew Vaughn
James Matthew Vaughn Senior Vice President and General Counsel

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